Exhibit Number

99.1

Investor Contact:	W. Larry Cash President of Financial Services and Chief Financial Officer (615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FIRST QUARTER 2014 RESULTS WITH NET OPERATING REVENUES OF $4.2 BILLION

FRANKLIN, Tenn. (May 6, 2014) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2014.

As previously announced, on January 27, 2014, the Company completed its acquisition of Health Management Associates, Inc. (“HMA”). Financial and statistical data reported in this earnings release includes HMA’s operating results from January 27, 2014, the date of completion of the HMA acquisition. Prior period consolidated results and statistical data reflect only Community Health Systems, Inc. and its subsidiaries for the period prior to the HMA acquisition. Same-store operating results and statistical data includes comparable information for hospitals acquired as a result of the HMA acquisition for the months of February and March 2014 and 2013.

Net operating revenues for the three months ended March 31, 2014, totaled $4.195 billion, a 28.1 percent increase compared with $3.274 billion for the same period in 2013. Income from continuing operations decreased to a loss of $78 million, or $(0.86) per share (diluted), for the three months ended March 31, 2014, compared with income of $98 million, or $0.88 per share (diluted), for the same period in 2013. The results for the three months ended March 31, 2014, include $0.30 per share (diluted) of expenses related to acquisition and integration expenses from the acquisition of HMA; $0.02 per share (diluted) of legal expenses related to HMA legal proceedings underlying the contingent value rights (“CVR”) agreement; $0.42 per share (diluted) of expenses related to the loss from early extinguishment of debt; $0.14 per share (diluted) of expenses related to the impairment of software costs taken out of service; and $0.24 per share (diluted) of expenses related to accelerating amortization on software to be abandoned. Excluding these expenses, income from continuing operations was $0.27 per share (diluted). Net loss attributable to Community Health Systems, Inc. common stockholders was $(1.04) per share (diluted) for the three months ended March 31, 2014, compared with net income of $0.86 per share (diluted) for the same period in 2013. Discontinued operations consisted of $0.02 per share (diluted) of losses from operations of entities held for sale and $0.17 per share (diluted) of expenses related to the impairment of long-lived assets held for sale for a total after-tax loss of approximately $20 million, or $(0.19) per share (diluted). Weighted-average shares outstanding (diluted) were 107 million for the three months ended March 31, 2014, and 92 million for the three months ended March 31, 2013.

Adjusted EBITDA for the three months ended March 31, 2014, was $485 million compared with $495 million for the same period in 2013, representing a 2 percent decrease. Excluding the acquisition, integration and legal expenses related to the HMA acquisition, Adjusted EBITDA was $541 million for the three months ended March 31, 2014. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets and net income attributable to noncontrolling interests. The Company uses Adjusted EBITDA as a measure of liquidity. A reconciliation of Adjusted EBITDA to net cash provided by operating activities is included in the attached footnotes.

The consolidated operating results for the three months ended March 31, 2014, reflect a 24.7 percent increase in total admissions and a 28.4 percent increase in total adjusted admissions compared with the same period in 2013. On a same-store basis, admissions decreased 8.1 percent while adjusted admissions decreased 5.3 percent compared with the same period in 2013. On a same-store basis, net operating revenues decreased 4.0 percent compared with the same period in 2013.

CYH Announces First Quarter 2014 Results

May 6, 2014

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc. said, “We are pleased with our accomplishments for the first quarter of 2014 during what has been a challenging, yet significant period for Community Health Systems. This is the first quarter that we have reported our combined operations with HMA, and we have been fully engaged in the integration of these additional hospitals. Overall, our results for the quarter were affected by the severe winter weather in several key markets and lower flu volumes compared with the previous year. However, we have started to see some positive trends in our operations related to the implementation of The Affordable Care Act. We continue to focus on our volume trends and expense management in this evolving healthcare environment.”

Smith added, “With the completion of the HMA acquisition, we are excited about the long-term benefits for Community Health Systems and our shareholders. We have a significant opportunity to leverage our assets and apply our disciplined approach to providing quality healthcare in more local communities across the United States. We have already identified areas for operating improvements and believe we are making measurable progress toward achieving the synergies we have previously estimated. We remain focused on the key strategic areas for success in our business – a proven centralized operating model, effective cost management, quality initiatives, integrated networks in certain markets and a successful physician recruitment program – as we continue to move Community Health Systems forward in 2014.”

On January 27, 2014, the Company completed its acquisition of HMA (formerly NYSE: HMA). Under the terms of the transaction, the Company acquired each issued and outstanding share of common stock of HMA for $10.50 in cash, 0.06942 of a share of the Company’s common stock, and a CVR, which could yield additional cash consideration of up to $1.00 per CVR, depending on the outcome of certain litigation matters. Pursuant to an agreement with the Federal Trade Commission related to the acquisition, the Company is required to divest two acute care facilities and related outpatient businesses that were acquired upon the acquisition of HMA: Riverview Regional Medical Center, a 281-bed hospital in Gadsden, Alabama, and Carolina Pines Regional Medical Center, a 116-bed hospital in Hartsville, South Carolina.

Included on pages 12, 13, 14, and 15 of this press release are tables setting forth the Company’s 2014 annual earnings guidance. The 2014 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

Located in the Nashville, Tennessee suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 208 hospitals in 29 states with an aggregate of approximately 31,300 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care.

Community Health Systems, Inc. will hold a conference call on Wednesday, May 7, 2014, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the first quarter ended March 31, 2014. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through June 7, 2014. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net

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CYH Announces First Quarter 2014 Results

May 6, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,

	2014	2013

Net operating revenues	$4,195	$3,274
Adjusted EBITDA (f)	485	495
(Loss) income from continuing operations (g), (h), (k)	(78)	98
Net (loss) income attributable to Community Health Systems, Inc. stockholders	(112)	79

Basic (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (h), (k)	$(0.86)	$0.89
Discontinued operations	(0.19)	(0.02)

Net (loss) income	$(1.05)	$0.87

Diluted (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders (m):
Continuing operations (g), (h), (k), (l)	$(0.86)	$0.88
Discontinued operations	(0.19)	(0.02)

Net (loss) income	$(1.04)	$0.86

Weighted-average number of shares outstanding (i):
Basic	107	91
Diluted	107	92

Net cash provided by operating activities	$65	$57

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2014 Results

May 6, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of (Loss) Income (a)(b)(c)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014		2013
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$4,900		$3,752
Provision for bad debts	705		478

Net operating revenues	4,195	100.0%	3,274	100.0%

Operating costs and expenses:
Salaries and benefits	2,004	47.8%	1,555	47.5%
Supplies	635	15.1%	494	15.1%
Other operating expenses	1,023	24.4%	696	21.3%
Electronic health records incentive reimbursement (g)	(40)	(1.0)%	(19)	(0.6)%
Rent	99	2.4%	70	2.1%
Depreciation and amortization	257	6.1%	190	5.8%
Amortization of software to be abandoned (k)	42	1.0%	—	—

Total operating costs and expenses	4,020	95.8%	2,986	91.2%

Income from operations (g), (h), (k)	175	4.2%	288	8.8%
Interest expense, net	224	5.4%	156	4.8%
Loss from early extinguishment of debt	73	1.7%	1	0.0%
Equity in earnings of unconsolidated affiliates	(11)	(0.3)%	(16)	(0.5)%
Impairment of long-lived assets (k)	24	0.6%	—	—

(Loss) income from continuing operations before income taxes	(135)	(3.2)%	147	4.5%
(Benefit) provision for income taxes	(57)	(1.4)%	49	1.5%

(Loss) income from continuing operations (g), (h), (k)	(78)	(1.8)%	98	3.0%

Discontinued operations, net of taxes:
Loss from operations of entities held for sale	(2)	(0.0)%	(2)	(0.1)%
Impairment of hospitals held for sale	(18)	(0.5)%	—	—

Loss from discontinued operations, net of taxes	(20)	(0.5)%	(2)	(0.1)%

Net (loss) income	(98)	(2.3)%	96	2.9%
Less: Net income attributable to noncontrolling interests	14	0.4%	17	0.5%

Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(112)	(2.7)%	$79	2.4%

Basic (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (h), (k)	$(0.86)		$0.89
Discontinued operations	(0.19)		(0.02)

Net (loss) income	$(1.05)		$0.87

Diluted (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders (m):
Continuing operations (g), (h), (k), (l)	$(0.86)		$0.88
Discontinued operations	(0.19)		(0.02)

Net (loss) income	$(1.04)		$0.86

Weighted-average number of shares outstanding (i):
Basic	107		91

Diluted	107		92

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2014 Results

May 6, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive (Loss) Income (c)(e)

(In millions)

(Unaudited)

	Three Months Ended March 31,

	2014	2013

Net (loss) income	$(98)	$96
Other comprehensive income, net of income taxes:
Net change in fair value of interest rate swaps, net of tax	9	16
Net change in fair value of available-for-sale securities, net of tax	—	2
Amortization and recognition of unrecognized pension cost components,net of tax	—	1

Other comprehensive income	9	19

Comprehensive (loss) income	(89)	115
Less: Comprehensive income attributable to noncontrolling interests	14	17

Comprehensive (loss) income attributable to Community Health Systems, Inc. stockholders	$(103)	$98

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2014 Results

May 6, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(d)(j)

(Dollars in millions)

(Unaudited)

	For the Three Months Ended March 31,
	Consolidated			Same-Store (1)
	2014	2013	% Change	2014	2013	% Change
Number of hospitals (at end of period)	197	130		196	195
Licensed beds (at end of period)	29,672	19,840		29,192	29,470
Beds in service (at end of period)	25,899	16,746		25,419	26,376
Admissions	213,720	171,392	24.7%	206,228	224,289	-8.1%
Adjusted admissions	437,664	340,842	28.4%	424,125	448,094	-5.3%
Patient days	973,486	778,002		940,281	1,015,252
Average length of stay (days)	4.6	4.5		4.6	4.5
Occupancy rate (average beds in service)	47.9%	51.6%		46.9%	48.7%
Net operating revenues	$4,195	$3,274	28.1%	$4,054	$4,222	-4.0%
Net inpatient revenues as a % of operating revenues before provision for bad debts	44.9%	45.5%		44.8%	46.5%
Net outpatient revenues as a % of operating revenues before provision for bad debts	55.1%	54.5%		55.2%	53.5%
Income from operations (g), (h), (k)	$175	$288	-39.2%
Income from operations as a % of net operating revenues	4.2%	8.8%
Depreciation and amortization	$299	$190
Equity in earnings of unconsolidated affiliates	$(11)	$(16)
Liquidity Data:
Adjusted EBITDA (f)	$485	$495	-2.0%
Adjusted EBITDA as a % of net operating revenues	11.6%	15.1%
Net cash provided by operating activities	$65	$57
Net cash provided by operating activities a % of net operating revenues	1.5%	1.7%

(1)	Same-store operating results and statistical data includes comparable information for hospitals acquired in the HMA acquisition for the months of February and March 2014 and 2013.

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2014 Results

May 6, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (b)

(In millions, except share data)

(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$613	$373
Patient accounts receivable, net of allowance for doubtful accounts of $3,437 and $2,439 at March 31, 2014 and December 31, 2013, respectively	3,129	2,328
Supplies	529	373
Prepaid income taxes	220	107
Deferred income taxes	294	101
Prepaid expenses and taxes	204	127
Other current assets (including assets of hospitals held for sale of $72 and $32 at March 31, 2014 and December 31, 2013, respectively)	638	339

Total current assets	5,627	3,748

Property and equipment	14,174	10,493
Less accumulated depreciation and amortization	(3,602)	(3,425)

Property and equipment, net	10,572	7,068

Goodwill	8,373	4,430

Other assets, net (including assets of hospitals held for sale of $148 and $69 at March 31, 2014 and December 31, 2013, respectively)	2,390	1,871

Total assets	$26,962	$17,117

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$199	$167
Accounts payable	1,016	951
Deferred income taxes	—	3
Accrued interest	165	112
Accrued liabilities (including liabilities of hospitals held for sale of $31 and $19 at March 31, 2014 and December 31, 2013, respectively)	1,746	1,225

Total current liabilities	3,126	2,458

Long-term debt	16,799	9,286

Deferred income taxes	1,134	906

Other long-term liabilities	1,425	977

Total liabilities	22,484	13,627

Redeemable noncontrolling interests in equity of consolidated subsidiaries	692	358

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 116,236,453 shares issued and 115,260,904 shares outstanding at March 31, 2014, and 95,987,032 shares issued and 95,011,483 shares outstanding at December 31, 2013	1	1
Additional paid-in capital	1,995	1,256
Treasury stock, at cost, 975,549 shares at March 31, 2014 and December 31, 2013	(7)	(7)
Accumulated other comprehensive loss	(58)	(67)
Retained earnings	1,774	1,885

Total Community Health Systems, Inc. stockholders’ equity	3,705	3,068
Noncontrolling interests in equity of consolidated subsidiaries	81	64

Total equity	3,786	3,132

Total liabilities and equity	$26,962	$17,117

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2014 Results

May 6, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (b)

(In millions)

(Unaudited)

	Three Months Ended March 31,

	2014	2013
Cash flows from operating activities
Net (loss) income	$(98)	$96
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	302	192
Stock-based compensation expense	11	10
Impairment of long-lived assets and hospitals held for sale	42	—
Loss from early extinguishment of debt	73	1
Excess tax benefit relating to stock-based compensation	(3)	(5)
Other non-cash expenses, net	6	6
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(171)	(148)
Supplies, prepaid expenses and other current assets	14	(2)
Accounts payable, accrued liabilities and income taxes	(83)	(98)
Other	(28)	5

Net cash provided by operating activities	65	57

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(2,774)	(5)
Purchases of property and equipment	(181)	(113)
Proceeds from sale of property and equipment	—	1
Purchases of available-for-sale securities	(78)	—
Proceeds from sales of available-for-sale securities	76	—
Increase in other investments	(99)	(69)

Net cash used in investing activities	(3,056)	(186)

Cash flows from financing activities
Proceeds from exercise of stock options	6	72
Repurchase of restricted stock shares for payroll tax withholding requirements	(11)	(14)
Stock buy-back	—	(19)
Deferred financing costs and other debt-related costs	(269)	(1)
Excess tax benefit relating to stock-based compensation	3	5
Redemption of noncontrolling investments in joint ventures	(5)	—
Distributions to noncontrolling investors in joint ventures	(19)	(15)
Borrowings under credit agreements	7,079	101
Issuance of long-term debt	4,000	—
Proceeds from receivables facility	133	300
Repayments of long-term indebtedness	(7,686)	(403)

Net cash provided by financing activities	3,231	26

Net change in cash and cash equivalents	240	(103)
Cash and cash equivalents at beginning of period	373	388

Cash and cash equivalents at end of period	$613	$285

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2014 Results

May 6, 2014

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three months ended March 31, 2014 and 2013. Both financial and statistical results exclude entities in discontinued operations for all periods presented.

(b)	The CVR entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment), subject to the final resolution of certain legal matters pertaining to HMA, as defined in the agreement. Since the HMA acquisition date of January 27, 2014, approximately $3 million in costs have been incurred related to certain HMA legal matters. These costs will serve to reduce the deductible, which has not yet been met and therefore will not reduce the amounts owed to the CVR holders. An estimated liability of $42 million has been recorded for certain claims which HMA has previously recognized. In addition, CHS is estimating the fair value of the remaining claims that will be covered by the CVR. The Company is continuing to analyze the fair value of the assets and liabilities acquired in the HMA acquisition to finalize the purchase price allocation for the HMA acquisition, and anticipates being substantially complete with these reviews by the end of 2014.

(c)	The effective date of the HMA acquisition is January 27, 2014.

(d)	Included in discontinued operations for the three months ended March 31, 2014, are two hospitals required by the Federal Trade Commission to be divested as part of their approval for the HMA acquisition. Management is actively marketing several other small hospitals included as held for sale. The estimated after-tax loss on the held for sale hospitals is approximately $2 million.

(e)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended March 31,

	2014	2013
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
(Loss) income from continuing operations, net of taxes	$(78)	$98
Less: Income from continuing operations attributable to noncontrolling interests	14	17

(Loss) income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(92)	$81

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(20)	$(2)
Less: Loss from discontinued operations attributable to noncontrolling interests	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(20)	$(2)

(f)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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CYH Announces First Quarter 2014 Results

May 6, 2014

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The following table reconciles Adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended
	March 31,
	2014	2013
Adjusted EBITDA	$485	$495
Interest expense, net	(224)	(156)
(Benefit) provision for income taxes	57	(49)
Loss from operations of entities held for sale, net of taxes	(2)	(2)
Other non-cash expenses, net	17	11
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(268)	(242)

Net cash provided by operating activities	$65	$57

(g)	Included in income from operations and income from continuing operations for the three months ended March 31, 2014, is the electronic health records incentive reimbursement, which represents reimbursement from Medicare and Medicaid related to certain of the Company’s hospitals and for certain employed physicians. Total costs and expenses related to the implementation of electronic health records for the three months ended March 31, 2014, were approximately $36 million, including depreciation and amortization of approximately $20 million. Total costs and expenses related to the implementation of electronic health records for the three months ended March 31, 2013, were approximately $20 million, including depreciation and amortization of approximately $14 million.

(h)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs of $39 million and $1 million for the three months ended March 31, 2014 and 2013, respectively. For the three months ended March 31, 2014, these acquisition costs include $37 million of expenses related to the acquisition of HMA.

(i)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended March 31,
	2014	2013
Weighted-average number of shares outstanding - basic	107	91
Add effect of dilutive securities:
Stock awards and options	0	1

Weighted-average number of shares outstanding - diluted	107	92

(j)	Same-store operating results and statistical data includes comparable information for hospitals acquired in the HMA acquisition for the months of February and March 2014 and 2013.

(k)	Included in income from continuing operations for the three months ended March 31, 2014, is an impairment charge of approximately $24 million and similarly, for software still in service but is scheduled to be replaced, an acceleration of amortization of approximately $42 million to adjust for its shortened remaining life which is now expected to end on July 1, 2014. In connection with the HMA acquisition, the Company further analyzed its intangible assets related to internal-use software used in certain of its hospitals for patient and clinical systems, including software required to meet criteria for meaningful use attestation and ICD-10 compliance. This analysis resulted in management reassessing its usage of certain software products and rationalizing that, with the addition of the HMA hospitals in the first quarter of 2014, those software applications were going to be discontinued and replaced with new applications that better integrate meaningful use and ICD-10 compliance, are more cost effective and can be implemented at a greater efficiency of scale over future implementations.

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CYH Announces First Quarter 2014 Results

May 6, 2014

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(l)	The following supplemental tables reconcile income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein:

	Three Months Ended March 31,

	2014	2013
	(per share - diluted)

Income from continuing operations, as reported	$(0.86)	$0.88
Adjustments:
Loss from early extinguishment of debt	0.42	0.01
Amortization of software to be abandoned	0.24	—
Impairment of long-lived assets	0.14	—
Expenses related to the acquisition and integration of HMA	0.30	—
Legal expenses related to cases covered by the CVR	0.02	—

Income from continuing operations, excluding adjustments	$0.27	$0.89

	Three Months Ended March 31,

	2014	2013
	(per share - diluted)

Net income, as reported	$(1.04)	$0.86
Adjustments:
Loss from early extinguishment of debt	0.42	0.01
Amortization of software to be abandoned	0.24	—
Impairment of long-lived assets	0.14	—
Expenses related to the acquisition and integration of HMA	0.30
Legal expenses related to cases covered by the CVR	0.02	—

Net income, excluding adjustments	$0.08	$0.87

(m)	Total per share amounts may not add due to rounding.

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CYH Announces First Quarter 2014 Results

May 6, 2014

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2014. These projections update selected preliminary guidance provided on February 18, 2014, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2014 guidance should be considered in conjunction with the assumptions included herein. See page 13 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2014 Projection Range
Net operating revenues less provision for bad debts (in millions)	$19,000	to	$19,800
Adjusted EBITDA (in millions)	$2,825	to	$2,975
Income from continuing operations per share - diluted	$2.70	to	$3.20
Same-store hospital annual adjusted admissions growth	(4.0)%	to	0.0%
Weighted-average diluted shares, in millions, for the full year	113	to	115
Weighted-average diluted shares, in millions, for the 2nd, 3rd and 4th quarters	115	to	116

The following assumptions were used in developing the 2014 guidance provided above:

•	The Company’s projection excludes the following:

•	Payments related to the contingent value rights issued in connection with the HMA acquisition;

•	Future losses on the early extinguishment of debt;

•	Impairment of long-lived assets;

•	Resolution of government investigations or other significant legal settlements;

•	Transaction costs and other expenses incurred in connection with the acquisition of HMA;

•	Gains or losses from conforming accounting adjustments between CHS and HMA; and

•	Other significant gains or losses that neither relate to the ordinary course of our business nor reflect our underlying business performance.

•	The 2014 projections include the results of operations from the acquisition of HMA effective January 27, 2014.

•	Excluded from these projections are two hospitals required to be divested as part of receiving regulatory approval from the Federal Trade Commission, one hospital for which HMA had entered into a definitive agreement to sell prior to the Company’s acquisition of HMA, and several other small hospitals which the Company has classified as held for sale and moved the operating results to discontinued operations.

•	The 2014 projections include the acquisitions of Sharon Regional Health System in Sharon, Pennsylvania, and Munroe Regional Medical Center in Ocala, Florida, completed on April 1, 2014, and assumes completing one to two additional targeted hospital acquisitions.

Other assumptions used in the above guidance:

•	Benefits to Adjusted EBITDA from Healthcare Reform in 2014 of 0.5% to 0.8% of net operating revenues.

•	Achievement of acquisition synergies related to the HMA acquisition of approximately $100 million during the first year of operations.

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CYH Announces First Quarter 2014 Results

May 6, 2014

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately 1.0% to 1.3% of net operating revenues for the year ended December 31, 2014.

•	Continuation and approval of the California hospital provider fee program for 2014.

•	Same-store hospital annual adjusted admissions growth, of (4.0) to 0.0 for the entire year, does not take into account service closures and weather-related or other unusual events.

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 6.2% to 6.5% for 2014, an increase over 2013 primarily relating to the investments being made in information systems technology and the acquisition of HMA; however, the adjustment to fair market value of the acquired HMA assets remains subject to finalization, therefore depreciation and amortization may vary accordingly. Additionally, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments and acceleration of amortization of software to be abandoned.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 5.0% to 5.2%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Total fixed rate debt, including swaps, is expected to average approximately 60% to 70% of total debt during 2014.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates of approximately 0.2% to 0.3% for 2014.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.6% to 0.8% for 2014.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax of approximately 29.0% to 32.0% for 2014.

•	Capital expenditures are projected as follows (in millions):

2014 Guidance

Total	$975	to	$1,150

•	Net cash provided by operating activities is projected as follows (in millions):

2014 Guidance

Total	$1,600	to	$1,800

•	Weighted average shares outstanding are projected to be approximately 113 million to 115 million for the year ended 2014 and approximately 115 million to 116 million for each of the second, third and fourth quarters of 2014 and have been adjusted to include the estimated dilutive impact from “in-the-money” stock options and restricted shares.

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CYH Announces First Quarter 2014 Results

May 6, 2014

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully make acquisitions or complete divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of the acquisition of HMA on third-party relationships;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

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CYH Announces First Quarter 2014 Results

May 6, 2014

The consolidated operating results for the three months ended March 31, 2014, are not necessarily indicative of the results that may be experienced for any such future period or for any future year. The Company cautions that the projections for calendar year 2014 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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